                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. )

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    Rule 14a-6(e)(2))
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                                    MAS Funds
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                (Name of Registrant as Specified in Its Charter)

                                      same
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

To Our Shareholders:

The enclosed Proxy Statement for the MAS Funds Multi-Asset-Class Portfolio proposes an increase in advisory fees from 0.45% to 0.65%. The Fund's Trustees are recommending that shareholders approve the increase because managing this portfolio has proven to be more costly than the two-asset-class Balanced Portfolio that also has an advisory fee of 0.45%.

Historically, MAS has managed balanced accounts by combining stand-alone equity and fixed-income strategies or portfolios. The MAC Portfolio was the first to be managed differently. MAS manages this Portfolio by looking at all five asset classes simultaneously, analyzing each asset class compared to all others and to cash. MAS also manages diversification and key risk factors such as currency exposure and interest rate sensitivity across all asset classes. This more complex process requires more costly resources, but results in more efficient risk management.

To help illustrate why the process is more effective, MAS compared the performance of a combination of individual portfolios with the MAC Portfolio, using the same weights for each portfolio that were used for each asset class within the MAC Portfolio. From its inception on July 29, 1994 through September 30, 1996, the MAC Portfolio has outperformed the combination of five existing MAS Funds Portfolios by 70 basis points. More recently, the difference is even greater; for the 12 months ended September 30, the MAC Portfolio outperformed by 120 basis points.

This is what would be expected for two reasons. First, using a combination of portfolios does not allow the flexibility to manage asset allocation and risk across all asset classes. For example, securities are selected in the Equity Portfolio without regard to what equity-like instruments are held in the High Yield Portfolio. Second, cash -- historically a low-performing asset -- is generally higher in a combination of portfolios because each has its own liquidity requirements.

This led MAS to the important conclusion that combining all asset classes in a single portfolio is the most effective approach. In addition, there are trading and other costs associated with using individual portfolios to manage balanced investments. As a result, asset allocation services among individual portfolios will no longer be offered by MAS other than for very large advisory investments.

Please read the enclosed Proxy Statement for additional information, including information on expense ratios for comparable funds. If you have any questions, please call us at any time at 800-854-8185 and ask for your service contact at MAS or an MAS Funds officer.

Thank you for your attention to this very important matter.


James D. Schmid
President
MAS Funds

                                PRELIMINARY COPY

                                    MAS FUNDS
                                ONE TOWER BRIDGE
                      WEST CONSHOHOCKEN, PENNSYLVANIA 19428

                    Notice of Special Meeting of Shareholders
                                December 17, 1996


Notice is hereby given that a Special Meeting of Shareholders (the "Meeting") of the Multi-Asset- Class Portfolio (the "Portfolio") of MAS Funds (the "Fund") will be held at the offices of Miller Anderson & Sherrerd, LLP (the "Adviser"), One Tower Bridge, West Conshohocken, Pennsylvania 19428, on December 17, 1996 at 9:00 a.m., local time, for the following purposes:

PROPOSAL 1: To approve or disapprove an amendment to the investment advisory agreement between the Fund and Miller Anderson & Sherrerd, LLP with respect to the Multi-Asset-Class Portfolio which would increase the investment advisory fee payable to Miller Anderson & Sherrerd, LLP; and

PROPOSAL 2.          To transact such other business as may properly come before the Meeting or any adjournment thereof.

All Shareholders of the Portfolio are cordially invited to attend the Meeting. Regardless of whether you plan to attend the Meeting, please complete, sign and date the enclosed Proxy and return it promptly in the enclosed envelope so that a quorum will be present and a maximum number of shares may be voted. If you are present at the Meeting, you may change your vote, if desired, at that time.

Shareholders of the Portfolio of record at the close of business on October 31, 1996 are entitled to notice of and to vote at the Meeting or any adjournment thereof.

                                           By order of the Board of Trustees


                                           JOHN H. GRADY, JR.
                                           Secretary

November 14, 1996

            PROMPT EXECUTION AND RETURN OF THE ENCLOSED PROXY BALLOT
                  IS REQUESTED. A SELF-ADDRESSED, POSTAGE-PAID
                   ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.

                                PRELIMINARY COPY

                                    MAS FUNDS
                           MULTI-ASSET-CLASS PORTFOLIO

                                ONE TOWER BRIDGE
                      WEST CONSHOHOCKEN, PENNSYLVANIA 19428

                         SPECIAL MEETING OF SHAREHOLDERS

                                December 17, 1996

                                 PROXY STATEMENT

      The enclosed proxy is solicited by and on behalf of the Board of Trustees of MAS Funds (the "Fund") in connection with the Special Meeting of Shareholders (the "Meeting") of the Multi- Asset-Class Portfolio (the "Portfolio") to be held on December 17, 1996 at 9:00 a.m., local time, at the offices of Miller Anderson & Sherrerd, LLP, One Tower Bridge, West Conshohocken, Pennsylvania 19428. The primary purpose of the Meeting is to amend the investment advisory agreement between the Fund and Miller Anderson & Sherrerd, LLP (the "Adviser") with respect to the Portfolio as set forth in Proposal 1.

      In addition to the solicitation of proxies by mail, officers of the Fund and employees of the Adviser may solicit proxies in person or by telephone. All costs of printing and mailing this proxy statement, meeting notice and form of proxy will be paid by the Portfolio. Persons holding shares as nominees will, upon request, be reimbursed for their reasonable expenses in sending soliciting material to their principals.

      The Fund will furnish, without charge, a copy of the most recent Annual Report to Shareholders of the Fund and the most recent Semi-Annual Report succeeding such Annual Report on request. Requests should be directed to the Fund at One Tower Bridge, West Conshohocken, Pennsylvania 19428 or by calling
(800) 354-8185.

      Holders of record at the close of business on October 31, 1996 are entitled to vote at the Meeting or at any adjourned session. Each share is entitled to one vote. As of the record date, there were approximately _________________ shares of the Multi-Asset-Class Portfolio outstanding.

      Shares represented by a properly executed proxy will be voted in accordance with the instructions thereon, or if no specification is made, the persons named as proxies will vote as recommended by the Board of Trustees. Proxies may be revoked at any time before they are exercised by the subsequent execution and submission of a revised proxy, by written notice of revocation to the Secretary of the Fund, or by voting in person at the Meeting. The mailing address of the Fund is One Tower Bridge, West Conshohocken, Pennsylvania 19428.

Abstentions and proxies signed and returned by brokers without voting on a proposal ("broker non-votes") will not be counted for or against such proposal, but will be counted for purposes of determining whether a quorum is present and for purposes of determining whether a "majority of the outstanding voting securities" is present at the Meeting. Abstentions and broker non-votes will therefore have the effect of counting against a proposal.

      In the event that sufficient votes in favor of the proposal are not received by the time scheduled for the Meeting, the persons named as proxies may propose one or more adjournments of the Meeting for a period or periods of not more than 60 days in the aggregate to permit further solicitation of proxies with respect to such proposal. Any such adjournment will require the affirmative vote of a majority of the votes cast on the question, whether or not a quorum is present. The persons named as proxies will vote in favor of such adjournment those proxies which they are entitled to vote in favor of the proposal. They will vote against any such adjournment those proxies required to be voted against the proposal. The costs of any additional solicitation and of any adjourned session will be borne by the Portfolio.

      It is expected that this proxy statement will be mailed to the shareholders on or about November 14, 1996.

PROPOSAL 1:          To approve or disapprove an amendment to the investment
                     advisory agreement between the Fund and Miller Anderson &
                     Sherrerd, LLP with respect to the Multi-Asset-Class
                     Portfolio which would increase the investment advisory fee payable to Miller Anderson & Sherrerd, LLP

General

      On May 23, 1996, the Trustees of the Fund, including all of the Trustees who are not "interested persons" of the Fund (referred to hereafter as the "Independent Trustees"), unanimously approved, subject to the approval of the shareholders of the Portfolio, an amendment to the investment advisory agreement between the Fund and the Adviser (the "Amended Advisory Agreement") which would increase the rate of the fee payable to the Adviser for managing the Portfolio. Under the investment advisory agreement currently in effect with respect to the Portfolio (the "Current Advisory Agreement"), the Portfolio pays the Adviser an investment advisory fee calculated by applying a quarterly rate, based on an annual rate of 0.45%, to the Portfolio's average daily net assets. The advisory fee is allocated among the outstanding classes of the Portfolio on the basis of the net asset value of each class in relation to the net asset value of the Portfolio in accordance with Rule 18f-3(c) under the Investment Company Act of 1940 ("1940 Act"). The Adviser may, from time to time, voluntarily waive a portion of its advisory fee with respect to the Portfolio to preserve or enhance the performance of the Portfolio. For the fiscal year ended September 30, 1996, the Adviser voluntarily waived advisory fees in the amount of $111,497, with the result that the Portfolio paid an advisory fee of .370% of its average daily net assets for such fiscal year. These figures have not yet been audited.

      Under the Amended Advisory Agreement, the Portfolio would pay the Adviser an investment advisory fee calculated by applying a quarterly rate, based on an annual rate of 0.65%, to the Portfolio's average daily net assets. The advisory fee would continue to be allocated among the outstanding classes of the Portfolio on the basis of the net asset value of that class in relation to the net asset value of the Portfolio. The effect of this change is to increase the annual rate contractually required to be paid to the Adviser by the Portfolio for each class by 0.20%. The Adviser would be able, from time to time, to voluntarily waive a portion of its advisory fee with respect to the Portfolio to preserve or enhance the performance of the Portfolio. Such voluntary waiver would be subject to change.

Board of Trustees' Considerations

      The Board's Recommendation. The Board of Trustees met on May 23, 1996 to consider the proposed increase in the Portfolio's investment advisory fee and its anticipated effects on the Portfolio. At that meeting, the Trustees, including all of the Independent Trustees, approved the increase in the advisory fee, subject to approval by the Portfolio's shareholders.

      The Board's Responsibilities. In determining whether to approve the proposed increase in the Portfolio's advisory fee, the Trustees, assisted by outside counsel, analyzed the proposal in light of their fiduciary duties as Trustees in order to determine whether the increase in the advisory fee is in the best interests of the Portfolio's shareholders. Outside counsel to the Independent Trustees assisted in preparing an analysis of the Trustees' fiduciary duties in connection with their review and approval of investment advisory agreements. In addition to advising the Independent Trustees about their fiduciary duties, counsel assisted the Independent Trustees in analyzing the proposed fee increase and in evaluating the potential effects of the increase on the Fund, and worked with the Independent Trustees in requesting information from the Adviser. In addition to the meeting of the full Board on May 23, 1996, the Independent Trustees held meetings on May 17, May 22, and May 23, 1996 at which the proposed fee increase was discussed.

      The Trustees also considered whether the proposed increase in the Portfolio's investment advisory fee is in accordance with the requirements of
Section 15(f) of the 1940 Act. As applied to the Fund, Section 15(f) provides that, when a change in the control of the Adviser occurs, the Adviser or any of its affiliated persons may receive any amount or benefit in connection therewith as long as two conditions are satisfied. One condition is that for three years at least 75% of the members of the Fund's Board of Trustees must be persons who are not "interested persons" of the Adviser. The second condition provides that no "unfair burden" may be imposed on the Fund as a result of the transaction relating to the change of control of the Adviser, or any express or implied terms, conditions or understandings applicable to that transaction. As defined in the 1940 Act, the term "unfair burden" includes any arrangement during the two-year period after the change in control of the Adviser whereby the Adviser, or any interested person of the Adviser, receives or is entitled to receive any compensation, directly or indirectly, from the Fund or its shareholders (other than fees for bona fide investment advisory or other services), or from any person in connection with the purchase or sale of securities or other property to, from, or on behalf of the Fund (other than fees for bona fide brokerage and principal underwriting services).

      In determining whether to approve the proposed increase in the advisory fee for the Portfolio and to recommend it to the Portfolio's shareholders, the Board of Trustees, including all of the Independent Trustees, considered (i) whether the proposed fee increase would impose an "unfair burden" on the Fund, and (ii) whether the proposed fee increase was a result of the acquisition of the Adviser by Morgan Stanley Asset Management Holdings Inc. ("MSAM Holdings") or any express or implied terms, conditions, or understandings relating to such acquisition.

      The Adviser's Presentation to the Board. In presenting the proposed fee increase to the Board, the Adviser explained how, historically, it had managed balanced accounts by combining stand-alone equity and fixed-income strategies or portfolios, and that the Multi-Asset-Class Portfolio was the first portfolio that the Adviser had managed by looking at all asset classes simultaneously, analyzing each asset class compared to all others and to cash. The Adviser stated that while it believes the asset allocation approach used for the Multi-Asset-Class Portfolio is the more effective approach, it is more complex and costly for the Adviser to implement than managing stand-alone portfolios.

      To illustrate the effectiveness of its new approach, the Adviser explained that it had compared the performance of the Portfolio to that of a combination of individual MAS Funds portfolios which reflected the Portfolio's asset allocation and found that the Portfolio had out-performed the combination of portfolios since its inception. The Adviser explained that it believed this was the case due to the lack of asset allocation flexibility in the multiple portfolio approach, and also because the combined portfolios would generally have a larger portion of their assets invested in lower-yielding cash investments than would be required for the Multi-Asset-Class Portfolio's liquidity needs. The Adviser also noted that a multiple portfolio approach results in higher trading and other costs being assessed to the individual portfolios, and that it intended to discontinue offering asset allocation services using individual portfolios in most cases.

      Comparative Advisory Fees. The Adviser presented to the Board an analysis of advisory fees and expense ratios for comparable funds, making specific reference to Morningstar's mutual fund database service, to which the Adviser subscribes. Using database information provided by Morningstar, the Adviser demonstrated that the Portfolio's current expense ratio of 58 basis points compares with an average of 153 basis points for no-load funds included in Morningstar's Multi-Asset Global Universe. Expense ratios for no-load funds included in Morningstar's Multi- Asset Global Universe ranged from 52 to 293 basis points.

      The Board's Consideration of the Fee Increase. The Trustees requested, and the Adviser provided, information to assist the Trustees in their consideration of the Amended Advisory Agreement, including information and reports relating to the Portfolio's current and proposed fee structures, the historic performance of the Portfolio, the Portfolio's and Adviser's expenses, and Adviser's profitability, including the Portfolio's contribution to the Adviser's overall profitability. It was noted at the meeting that at previous meetings of the Board, including meetings that preceded the acquisition of the Adviser by MSAM

Holdings, the Trustees, including the Independent Trustees, had informed the Adviser of the Board's belief that it is in the Fund's and the shareholders' best interests to ensure that the Adviser is adequately compensated for its services to the Fund. The Trustees took into account the Adviser's belief that the Portfolio's current fee structure does not provide the Adviser with adequate compensation for its services, particularly for the value that the Adviser adds through its asset allocation advice, and the Adviser's view that the proposed fee structure represents a reasonable return to the Adviser, remains less than that of competing funds, and will not affect the Fund's competitive performance.

      The Trustees also considered the following factors: (1) the nature and quality of the advisory services rendered and the results achieved by the Adviser in the management of the Portfolio, taking into consideration the likely effect of the proposed fee on the Portfolio's performance relative to that of comparable mutual funds; (2) the relative size of the proposed advisory fee for the Portfolio and advisory fees paid by comparable mutual funds, the effect of the proposed increase in the advisory fee on the Portfolio's expense ratio, and the Portfolio's pro forma expense ratio and the expense ratios of comparable mutual funds; (3) the costs borne by the Adviser in providing investment advisory services to the Portfolio; (4) the profits of the Adviser in providing services to the Portfolio; (5) the extent to which the Adviser might experience economies of scale as a result of growth in the Portfolio's assets that could be shared with the Fund; and (6) the benefits that the Adviser receives from its affiliation with the Fund. On the basis of all of the information obtained, the Trustees, including all of the Independent Trustees, determined that the proposed investment advisory fee was for bona fide advisory services to be provided by the Adviser to the Portfolio, and the proposed increase had not resulted from MSAM Holdings' acquisition of the Adviser.

Comparison of the Current Advisory Agreement and the Amended Advisory Agreement

      The Current Advisory Agreement was last approved on October 6, 1995 by shareholders of each portfolio of the Fund, including shareholders of the Multi-Asset-Class Portfolio, at a special meeting relating to the Adviser's acquisition by affiliates of Morgan Stanley Group Inc. Except for the change in the amount of the Multi-Asset-Class Portfolio's advisory fee, the Amended Advisory Agreement is unchanged from the Current Advisory Agreement. The Amended Advisory Agreement is attached to this Proxy Statement as Exhibit A. The description of the Amended Advisory Agreement set forth in this Proxy Statement is qualified in its entirety by reference to Exhibit A.

      The Amended Advisory Agreement provides that Miller Anderson & Sherrerd, LLP, as Adviser thereunder, in return for its fee, will manage the investment and reinvestment of the assets of each portfolio of the Fund, subject to the control and supervision of the Fund's Board of Trustees and in conformance with the stated investment objectives and policies of each portfolio. In this regard, it is the Adviser's responsibility to make investment decisions for each Portfolio and to place each portfolio's purchase and sale orders for investment securities. The Amended Advisory Agreement states that the Adviser will provide, at its own expense, adequate office space, furnishings, equipment, and personnel to perform its advisory services for the Fund.

      The Amended Advisory Agreement has an initial term of two years from the effective date of the Current Advisory Agreement, i.e., January 3, 1996, and thereafter shall continue for successive annual periods, provided that such continuation is approved by the Fund's Independent Trustees or by vote of the holders of a majority of a Portfolio's outstanding voting securities, as well as by a majority of the Fund's Trustees. The Amended Advisory Agreement may be terminated with respect to any portfolio at any time, without the payment of any penalty, by vote of a majority of the Trustees of the Fund or by vote of a majority of the outstanding voting securities of the portfolio on 60 days' written notice to the Adviser. The Amended Advisory Agreement may be terminated by the Adviser at any time, without the payment of any penalty, upon 90 days' written notice to the Fund. The Amended Advisory Agreement will automatically terminate in the event of its assignment.

      The Amended Advisory Agreement provides that, in the absence of (i) willful misfeasance, bad faith or gross negligence on the part of the Adviser in performance of its obligations and duties, (ii) reckless disregard by the Adviser of its obligations and duties, or (iii) a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services, the Adviser shall not be liable to the Fund, or to any Shareholder of the Fund, for any error or judgment, mistake of law or any other act or omission in connection with rendering services under the respective agreements, including for any losses that may be sustained in connection with the purchase, holding, redemption or sale of any security on behalf of any portfolio of the Fund.

      The Adviser's services are not to be deemed exclusive. The Adviser and its officers are free to render investment advisory and other services to others, including other investment companies, and to engage in other activities, as long as its services to the Fund under the Amended Advisory Agreement are not impaired thereby. The Adviser's officers may serve as officers or Trustees of the Fund, and the Fund's officers or Trustees may serve as officers of the Adviser, to the extent permitted by law.

      The Fund currently is authorized to issue three classes of shares pursuant to a plan adopted by the Board of Trustees under Rule 18f-3 under the 1940 Act. These classes are designated as Institutional Class Shares, Adviser Class Shares, and Investment Class Shares and differ in their purchase requirements and expenses charged. As of the record date, the Portfolio had outstanding only Institutional and Investment Class Shares.

      The following table compares the existing fees and expenses of the Portfolio's two existing classes under the Current Advisory Agreement and the pro forma fees and expenses of each of those classes under the Amended Advisory Agreement. The percentages shown below expressing existing Annual Fund Operating Expenses are based on the actual expenses of the Institutional Class (including voluntary fee waivers) for the fiscal year ended September 30, 1996. These figures have not yet been audited. The figures for the Investment Class are estimates as that class has not been in existence for the full fiscal year.

MAS Funds Multi-Asset-Class Portfolio

                                                       Institutional Class                Investment Class
Shareholder Transaction Expenses                    Existing       Pro Forma         Existing        Pro Forma
--------------------------------                    --------       ---------         --------        ---------
Maximum Sales Charge Imposed
on Purchase..................................         None               None             None             None

Maximum Sales Charge Imposed
on Reinvested Dividends......................         None               None             None             None

Deferred Sales Charge........................         None               None             None             None

Redemption Fees..............................         None               None             None             None

Annual Fund Operating Expenses
(percentage of average net assets)                 Existing          Pro Forma        Existing            Pro Forma
----------------------------------                 --------          ---------        --------            ---------
Advisory Fees................................      0.370%*            0.570%*          0.370%*            0.570%*

Shareholder Service Fees.....................        None              None            0.150%              0.150%

12b-1 Fees...................................        None              None             None                None

Other Expenses...............................       0.210%            0.210%           0.330%              0.330%

Total Fund Operating Expenses................       0.580%            0.780%           0.850%              1.05%

* The Adviser has voluntarily agreed to waive advisory fees and reimburse certain expenses to the extent necessary to keep Total Operating Expenses from exceeding 0.58% (Existing) and 0.78% (Pro Forma) for the Institutional Class and .85% (Existing) and 1.05% (Pro Forma) for the Investment Class. Absent such fee waivers and reimbursements, Total Operating Expenses for the Institutional Class would be 0.66% (Existing) and 0.86% (Pro Forma), and for the Investment Class would be 0.93% (Existing) and 1.13% (Pro Forma).

Example

Assuming a hypothetical investment of $1,000, a 5% annual return and redemption at the end of each time period, an investor in the shares above would have paid transaction and operating expenses at the end of each year as follows:

                                                   Institutional Class                    Investment Class
                                               ----------------------------         -----------------------------
                                               Existing           Pro Forma         Existing            Pro Forma
                                               --------           ---------         --------            ---------
1 year..................................          $6                 $8                $9                  $11

3 years.................................          $19                $25               $27                 $33

5 years.................................          $32                $43               $47                 $58

10 years................................          $73                $97              $105                $128

This Example should not be considered a representation of past or future expenses. Actual expenses may be greater or less than those shown.

      For the fiscal year ended September 30, 1996, the aggregate fee paid by the Fund to the Adviser for investment advisory services on behalf of the Portfolio (net of voluntary fee waivers of $111,497) was $523,918. If the proposed fee had been in effect, the Adviser would have received $806,326 (assuming the same voluntary fee waivers of $111,497), which equals a 53.9% increase over the fee that the Adviser actually received under the Current Advisory Agreement. Without the voluntary fee waivers, the Fund would have paid $635,415 under the Current Advisory Agreement and $917,823 under the Amended Advisory Agreement, which would have been a 44.4% increase over the amount payable under the Current Advisory Agreement. These figures have not yet been audited.

The Adviser and Administrator

      The Adviser to the Fund, Miller Anderson & Sherrerd, LLP is a Pennsylvania limited partnership founded in 1969 and is located at One Tower Bridge, West Conshohocken, Pennsylvania 19428. The Adviser provides investment services to employee benefit plans, endowment funds, foundations and other institutional investors and as of September 30, 1996 had approximately $37.4 billion in assets under management. On January 3, 1996, Morgan Stanley Group Inc. acquired the Adviser in a transaction in which MSAM Holdings, an indirect wholly owned subsidiary of Morgan Stanley Group Inc., became the sole general partner of the Adviser. MSAM Holdings' address is 1221 Avenue of the Americas, New York, NY 10020. MSAM Holdings and two other wholly owned subsidiaries of Morgan Stanley Group Inc. are also the limited partners of the Adviser.

      As part of the acquisition of the Adviser, the then-partners of the Adviser, including Thomas Bennett, Chairman of the Fund's Board of Trustees, sold their partnership interests in the Adviser to MSAM Holdings for cash and securities of Morgan Stanley Group Inc. The Adviser, MSAM Holdings, and Morgan Stanley Asset Management Inc. agreed to use their best efforts to ensure that the Fund would comply with the requirements of Section 15(f) of the 1940 Act, including the requirement that for a period of not less than three years, no more than 25% of the members of the Fund's Board of Trustees would be "interested persons" (as defined in Section 2(a)(19) of the 1940 Act) of the Adviser, its subsidiaries and affiliates, or MSAM Holdings, or any affiliated person of any of them.

      The following information is provided for the principal executive officers of the Adviser. It includes his or her name, position with the Adviser, and principal occupation. The address for each is One Tower Bridge, West Conshohocken, Pennsylvania 19428.

Name                            Principal Occupation
----                            --------------------
Thomas L. Bennett               Portfolio Manager, Miller Anderson & Sherrerd, LLP;
                                Managing Director, Morgan Stanley & Co. Incorporated

Gary G. Schlarbaum              Portfolio Manager, Miller Anderson & Sherrerd, LLP;
                                Managing Director, Morgan Stanley & Co. Incorporated

Marna C. Whittington            Portfolio Manager, Miller Anderson & Sherrerd, LLP;
                                Managing Director, Morgan Stanley & Co. Incorporated

Richard B. Worley               Portfolio Manager, Miller Anderson & Sherrerd, LLP;
                                Managing Director, Morgan Stanley & Co. Incorporated

         Miller Anderson & Sherrerd, LLP serves as the investment adviser or subadviser to the following registered investment companies with investment objectives similar to that of the Portfolio. These investment companies are otherwise unaffiliated with the Fund and have separate boards of directors. The approximate net assets of each such fund (or portfolio) and the annual advisory fee payable by each are as follows:


[insert comparable funds]


     Miller Anderson & Sherrerd, LLP also serves as Administrator to the Fund under an Administration Agreement dated as of January 3, 1996. As Administrator, Miller Anderson & Sherrerd, LLP receives an annual fee equal to 0.08% of the Fund's average daily net assets and is responsible for all fees payable under any sub-administration agreement. Miller Anderson & Sherrerd, LLP will continue to serve as Administrator if the Amended Advisory Agreement is approved.

Required Vote

     Approval of the amendment to the investment advisory agreement requires the affirmative vote of a majority of the outstanding shares of the Portfolio. For purposes of this proposal, "majority of the outstanding shares" means the vote of (i) 67% or more of the Portfolio's outstanding shares present at the Meeting, if the holders of more than 50% of the outstanding shares of the Portfolio are present or represented by proxy, or (ii) more than 50% of the Portfolio's outstanding shares, whichever is less. All shareholders of each class of shares of the Portfolio will vote together.

THE BOARD OF TRUSTEES RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR APPROVAL OF THE AMENDMENT TO THE INVESTMENT ADVISORY AGREEMENT ON BEHALF OF THE FUND.

                             ADDITIONAL INFORMATION

Distribution of Shares

     MAS Fund Distribution, Inc., a wholly-owned subsidiary of the Adviser, One Tower Bridge, P.O. Box 868, West Conshohocken, Pennsylvania 19428, is the Distributor for the Fund pursuant to a distribution agreement dated January 3, 1996.

Portfolio Transactions

The Adviser is an indirect, wholly-owned subsidiary of Morgan Stanley Group Inc. Morgan Stanley Group Inc. also is the parent of Morgan Stanley & Co. Incorporated ("MS&Co."), a registered broker-dealer. MS&Co., therefore, is an "Affiliated Broker" of the Fund within the meaning of the rules under the Securities Exchange Act of 1934. For the fiscal year ended September 30, 1996, the Portfolio paid $10,736 in commissions to MS&Co., which constituted 2.88% of all brokerage commissions paid by the Portfolio for the year.

Officers and Employees of the Adviser

     The following Trustees and officers of the Fund are also officers or employees of the Adviser: Thomas L. Bennett, Chairman of the Fund's Board of Trustees, is a Portfolio Manager and Member of the Executive Committee of the Adviser, and a Managing Director of MS&Co.; James D. Schmid, President of the Fund, is Head of Mutual Funds with the Adviser and a Principal of MS&Co.; Lorraine Truten, Vice President of the Fund, is Head of Mutual Fund Services with the Adviser and a Principal of MS&Co.; Douglas W. Kugler, Treasurer of the Fund, is Head of Mutual Fund Administration with the Adviser and a Vice President of MS&Co.; Marion S. Mitchell, Assistant Secretary of the Fund, is Manager of Mutual Fund Client Service Administration with the Adviser.

Beneficial Owners

     To the knowledge of the Fund's management, as of October 31, 1996, the following were beneficial owners of 5% or more of the outstanding shares of the
Portfolio: _________.

Submission of Shareholder Proposals

     As a Pennsylvania business trust, the Fund is not required to hold annual shareholder meetings. Shareholders who wish to present a proposal for action at the next meeting or suggestions as to nominees for the Board of Trustees should submit the proposal or suggestions to the Secretary of the Fund, John H. Grady, Jr., c/o Miller Anderson & Sherrerd, LLP, One Tower Bridge, West Conshohocken, Pennsylvania 19428, to be considered for inclusion in the Fund's proxy statement for a subsequent meeting.

Other Matters

     The Trustees do not know of any matters to be presented at the Meeting other than those set forth in this Proxy Statement. If any other business should come before the Meeting, the persons named in the accompanying proxy will vote thereon in accordance with their best judgment.


                SHAREHOLDERS ARE URGED TO COMPLETE, SIGN AND DATE
                   THE ENCLOSED PROXY AND RETURN IT PROMPTLY.

                                                                     EXHIBIT A

                      FORM OF INVESTMENT ADVISORY AGREEMENT
                                    MAS FUNDS


                          INVESTMENT ADVISORY AGREEMENT


         AGREEMENT made this 3rd day of January, 1996, and amended as of the day of November, 1996, by and between MAS Funds (the "Fund"), a business trust organized under the laws of the Commonwealth of Pennsylvania, and Miller Anderson & Sherrerd, LLP (or any successor-in-interest (by merger or otherwise) thereto or transferee thereof that does not involve an "assignment" within the meaning of the Investment Company Act of 1940 and that is a limited liability partnership or other entity wholly owned, directly or indirectly, by Morgan Stanley Asset Management Holdings, Inc. and/or its affiliates; Miller Anderson & Sherrerd, LLP or such successor-in-interest or transferee being referred to herein as the "Adviser").

1. Duties of Adviser. The Fund hereby appoints the Adviser to act as investment adviser to each of the Portfolios listed on Schedule A hereto (the "Portfolios"), for the period and on such terms set forth in this Agreement. The Fund employs the Adviser to manage the investment and reinvestment of the assets of the Portfolios, to continuously review, supervise and administer the investment program of each of the Portfolios, to determine in its discretion the securities to be purchased or sold and the portion of each such Portfolio's assets to be held uninvested, to provide the Fund with records concerning the Adviser's activities which the Fund is required to maintain, and to render regular reports to the Fund's officers and Board of Trustees concerning the Adviser's discharge of the foregoing responsibilities. The Adviser shall discharge the foregoing responsibilities subject to the control of the officers and the Board of Trustees of the Fund, and in compliance with the objectives, policies and limitations set forth in the Fund's prospectus and applicable laws and regulations. The Adviser accepts such employment and agrees to render the services and to provide, at its own expense, the office space, furnishings and equipment and the personnel required by it to perform the services on the terms and for the compensation provided herein.

2. Portfolio Transactions. The Adviser is authorized to select the brokers or dealers that will execute the purchases and sales of securities for each of the Portfolios and is directed to use its best efforts to obtain the best available price and most favorable execution, except as prescribed herein. Subject to policies established by the Board of Trustees of the Fund, the Adviser may also be authorized to effect individual securities transactions at commission rates in excess of the minimum commission rates available, if the Adviser determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage or research services provided by such broker or dealer, viewed in terms of either that particular transaction or the Adviser's overall responsibilities with respect to the Fund. The execution of such transactions shall not be deemed to represent an unlawful act or breach of any duty created by this Agreement or otherwise. The Adviser will promptly communicate to the officers and Trustees of the Fund such information relating to portfolio transactions as they may reasonably request.

3. Compensation of the Adviser. For the services to be rendered by the Adviser as provided in Section 1 of this Agreement, the Fund shall pay to the Adviser at the end of each of the Fund's fiscal quarters, an advisory fee calculated by applying a quarterly rate, based on the annual percentage rates set forth opposite each Portfolio's name on Schedule A hereto, to each Portfolio's average daily net assets for the quarter.

         In the event of termination of this Agreement, the fee provided under this Section shall be computed on the basis of the period ending on the last business day on which this Agreement is in effect subject to a pro rata adjustment based on the number of days elapsed in the current fiscal quarter as a percentage of the total number of days in such quarter.

4. Other Services. At the request of the Fund, the Adviser, in its discretion may make available to the Fund office facilities, equipment, personnel and other services. Such office facilities, equipment, personnel and services shall be provided for or rendered by the Adviser and billed to the Fund at the Adviser's cost.

5. Reports. The Fund and the Adviser agree to furnish to each other current prospectuses, proxy statements, reports to shareholders, certified copies of their financial statements, and such other information with regard to their affairs as each may reasonably request.

6. Status of Adviser. The services of the Adviser to the Fund are not to be deemed exclusive, and the Adviser shall be free to render similar services to others so long as its services to the Fund are not impaired thereby.

7. Liability of Adviser. In the absence of (i) willful misfeasance, bad faith or gross negligence on the part of the Adviser in performance of its obligations and duties hereunder, (ii) reckless disregard by the Adviser of its obligations and duties hereunder, or (iii) a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services (in which case any award of damages shall be limited to the period and the amount set forth in
Section 36(b)(3) of the Investment Company Act, the Adviser shall not be subject to any liability whatsoever to the Fund, or to any shareholder of the Fund, for any error or judgment, mistake of law or any other act or omission in the course of, or connected with, rendering services hereunder including, without limitation, for any losses that may be sustained in connection with the purchase, holding, redemption or sale of any security on behalf of any Portfolio of the Fund.

8. Permissible Interests. Subject to and in accordance with the Declaration of Trust of the Fund and the Partnership Agreement (or other governing or organizational documents) of the Adviser, Trustees, agents and shareholders of the Fund are or may be interested in the Adviser (or any successor thereof) as officers or partners, or otherwise; officers, agents and partners of the Adviser are or may be interested in the Fund as Trustees, officers, shareholders or otherwise; and the Adviser (or any successor) is or may be interested in the Fund as a shareholder or otherwise. The effect of any such interrelationships shall be governed by said Declaration of Trust or Partnership Agreement (or other governing or organizational documents) and provisions of the Investment Company Act.

9. Declaration of Trust. The Adviser is hereby expressly put on notice of the limitation of shareholder liability as set forth in Article VIII of the Declaration of Trust of the Fund and agrees that the obligations assumed by the Fund pursuant to this Agreement shall be limited in all cases to the Fund and its assets, and the Adviser shall not seek satisfaction of any such obligation from the shareholders or any shareholder of the Fund. Nor shall the Adviser seek satisfaction of any such obligations from the Trustees or any individual Trustee.

10. Duration and Termination. This Agreement, unless sooner terminated as provided herein, shall continue until January 3, 1998 and thereafter for additional periods of one year from the anniversary thereof, but only so long as such continuance is specifically approved at least annually (a) by the vote of a majority of those members of the Board of Trustees of the Fund who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (b) by the Board of Trustees of the Fund or by vote of a majority of the outstanding voting securities of each Portfolio of the Fund; provided, however, that if the holders of any Portfolio fail to approve the Agreement as provided herein, the Adviser may continue to serve in such capacity in the manner and to the extent permitted by the Investment Company Act and Rules thereunder. This Agreement may be terminated by any Portfolio of the Fund at any time, without the payment of any penalty, by vote of a majority of the entire Board of Trustees of the Fund or by vote of a majority of the outstanding voting securities of the Portfolio on 60 days' written notice to the Adviser. This Agreement may be terminated by the Adviser at any time, without the payment of any penalty, upon 90 days' written notice to the Fund. This Agreement will automatically and immediately terminate in the event of its assignment. Any notice under this Agreement shall be given in writing, addressed and delivered or mailed postpaid, to the other party at any office of such party.

         As used in this Section 10, the terms "assignment," "interested persons," and "a vote of a majority of the outstanding voting securities" shall have the respective meanings set forth in Section 2(a)(4), Section 2(a)(19) and
Section 2(a)(42) of the Investment Company Act.

11. Amendment of Agreement. This Agreement may be amended by mutual consent, but the consent of the Fund must be approved (a) by a vote of a majority of those members of the Board of Trustees of the Fund who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such amendment, and (b) by vote of a majority of the outstanding voting securities of each Portfolio of the Fund.

12. Severability. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of this ____ day of __________, 19__.


MILLER ANDERSON & SHERRERD, LLP               MAS FUNDS

By ____________________________               By ___________________________

Name __________________________               Name: ________________________

Title: ________________________               Title: _______________________

                                   Schedule A

Portfolio                                         Rate
---------                                         -----
Advisory Foreign Fixed Income                     .375%
Advisory Mortgage                                 .375%
Balanced                                          .450%
Cash Reserves                                     .250%
Domestic Fixed Income                             .375%
Emerging Markets                                  .750%
Equity                                            .500%
Fixed Income                                      .375%
Fixed Income II                                   .375%
Global Fixed Income                               .375%
Growth                                            .500%
High Yield                                        .375%
Intermediate Duration                             .375%
International Fixed Income                        .375%
International Equity                              .500%
Limited Duration                                  .300%
Mid Cap Growth                                    .500%
Mid Cap Value                                     .750%
Mortgage-Backed Securities                        .375%
Multi-Asset-Class                                 .650%
Municipal                                         .375%
PA Municipal                                      .375%
Small Cap Value                                   .750%
Special Purpose Fixed Income                      .375%
Value                                             .500%

                                                                     EXHIBIT B

                    MAS Funds -- Multi-Asset-Class Portfolio
           Proxy for Special Meeting of Shareholders, December 17, 1996

The undersigned Shareholder(s) of the Multi-Asset-Class Portfolio ("Portfolio") of MAS Funds (the "Fund"), revoking previous proxies, hereby appoint(s) Douglas
W. Kugler and John H. Grady, Jr., and each of them (each with full power of substitution), as the proxy or proxies of the undersigned to attend the Special Meeting of Shareholders of the Fund to be held on December 17, 1996, and any adjournment thereof (the "Meeting"), and to vote all of the shares of the Fund that the signer would be entitled to vote if personally present at the Meeting on the proposals set forth below respecting the amendment of the investment advisory agreement between the Fund and Miller Anderson & Sherrerd, LLP and, in accordance with their own discretion, on any other matters properly brought before the Meeting.

This proxy is solicited on behalf of the Board of Trustees of the Fund which recommends a vote "FOR" the following proposals:

     I. To approve an amendment to the investment advisory agreement between the Fund and Miller Anderson & Sherrerd, LLP with respect to the Multi-Asset-Class Portfolio which would increase the investment advisory fee payable to Miller Anderson & Sherrerd, LLP.

               [  ]  FOR       [  ]  AGAINST       [  ]  ABSTAIN

    II.   Not applicable.

The undersigned acknowledges receipt with this proxy of a copy of the Notice of Special Meeting of Shareholders and the Proxy Statement of the Board of Trustees.

This proxy will, when properly executed, be voted as directed herein by the signing shareholder. If no contrary direction is given when the duly executed proxy is returned, this proxy will be voted FOR the proposal to increase the advisory fee payable to Miller Anderson & Sherrerd, LLP and will be voted in the appointed proxies' discretion upon such other business as may properly come before the Meeting.

Your signature(s) on this proxy should be exactly as your name or names appear on this proxy. If the shares are held jointly, each holder should sign. If signing is by attorney, executor, administrator, Trustee or guardian, please print your full title below your signature.

Dated: __________ __, 1996                  _______________________________
                                            Signature

                                            _______________________________
                                            Signature

Please date, sign and return promptly whether or not you expect to attend the Meeting. You may nevertheless vote in person if you do attend the Meeting.

                                       B-1